                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): April 21, 2004


                         A.C. MOORE ARTS & CRAFTS, INC.
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Pennsylvania                    000-23157                22-3527763
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)


              500 University Court
                 Blackwood, NJ                                 08012
   -----------------------------------------------        ----------------
    (Address of principal executive offices)                 (Zip Code)


     Registrant's telephone number, including area code    (856) 228-6700
                                                          ----------------

                                 Not Applicable
                 -----------------------------------------------
                         (Former name or former address,
                          if changed since last report)

 Item 12.   Results of Operations and Financial Condition

            On April 21, 2004, the Registrant issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this report.

            The press release sets forth earnings per share which excludes the impact of the Company's change in accounting for cooperative advertising, which is a non-GAAP financial measure. For purposes of SEC Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States of America.

            Management uses earnings per share without the accounting change as a financial measure to assess the performance of the Company's business. Management also believes that providing this information to investors assists investors in analyzing and benchmarking the performance and value of the Company's business.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     A.C. MOORE ARTS & CRAFTS, INC.



Date: April 21, 2004                 By:  /s/ Leslie H. Gordon
                                          --------------------------------------
                                          Name:  Leslie H. Gordon
                                          Title: Chief Financial Officer and
                                                 Executive Vice President

                                  Exhibit Index

Exhibit No.            Description
-----------            -----------
  99.1                 Press Release dated April 21, 2004.